UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 18, 2010
Commission File No. 1-14588

NORTHEAST BANCORP
(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |X|  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01                      Regulation FD

On August 18, 2010, in connection with the proposed merger (“Merger”) of FHB Formation LLC (“FHB”) with and into Northeast Bancorp (“Northeast”), with Northeast surviving (the “Surviving Company”), John C. Orestis and Judith E. Wallingford agreed to serve on the Surviving Company’s board of directors, contingent upon the closing of the Merger.

In addition, on the August 23, 2010, Northeast issued a letter to shareholders discussing Northeast’s results of operations for the quarter and year ended June 30, 2010.  The letter is attached hereto as Exhibit 99.1.

Additional Information and Where You Can Find It

In connection with the proposed merger, Northeast filed with the SEC a registration statement on Form S-4 that contains a proxy statement/prospectus dated June 14, 2010.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NORTHEAST, FHB AND THE PROPOSED TRANSACTION.  The proxy statement/prospectus and any other documents filed by Northeast with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by Northeast by contacting Northeast at www.northeastbank.com.

Participants in Solicitation

Northeast and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Northeast’s shareholders in connection with the transaction.  Information regarding the interests of such directors and executive officers (which may be different than those of Northeast’s shareholders generally) is included in Northeast’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Northeast’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements contained in this document include statements concerning the proposed transaction.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  For example, if Northeast fails to satisfy other conditions to closing, the transaction may not be consummated.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the other risk factors discussed from time to time by Northeast in reports filed with the Securities and Exchange Commission.  We urge you to carefully consider the risks which are described in Northeast’s Annual Report on Form 10-K for the year ended June 30, 2009 and in Northeast’s other SEC filings.  Northeast is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Item 8.01                      Other Events

Tuesday, September 14, 2010 has been set as the deadline for merger consideration elections in connection with the Merger.  Completion of the Merger is subject to customary closing conditions, as well as the approval of various regulatory agencies.

Northeast shareholders wishing to make an election regarding the consideration they would like to receive for their Northeast shares must deliver to Registrar and Transfer Company, the exchange agent, properly completed Election Forms and Letters of Transmittal, together with their stock certificates or properly completed notices of guaranteed delivery, by 5:00 P.M., Eastern time, on Tuesday, September 14, 2010, the election deadline.  Northeast shareholders may elect cash, shares of Surviving Company common stock or a combination of the two for their Northeast shares.  All elections are subject to adjustment to ensure that 40% of the outstanding shares of Northeast common stock will be converted into the right to receive cash, and 60% of the outstanding shares of Northeast common stock will be converted into the right to receive shares of Surviving Company common stock.  As a result, a Northeast shareholder may not receive the exact form of consideration elected, and the ability of a Northeast shareholder to receive the form of consideration elected will depend on the elections made by other Northeast shareholders.

Northeast shareholders who do not properly deliver such documentation to Registrar and Transfer Company (at the address specified in the Election Form and Letter of Transmittal) prior to the election deadline will forfeit the right to select the form of consideration they would like to receive.  If the Merger is completed, such non-electing shareholders will be allocated cash and/or Surviving Company common stock depending on the elections made by other Northeast shareholders.

Northeast shareholders may obtain additional copies of the Election Form and Letter of Transmittal, copies of which were mailed today to Northeast shareholders, by contacting Registrar and Transfer Company at (800) 368-5948.

The election materials, including the Election Form and Letter of Transmittal, are attached hereto as Exhibit 99.2.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders
99.2	Election Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 23, 2010	NORTHEAST BANCORP By: /s/James D. Delamater
James D. Delamater
President and Chief Executive Officer